EXHIBIT 10.2(b)

RELIANT PHARMACEUTICALS, INC.

RESTRICTED STOCK AWARD AGREEMENT FOR DIRECTORS

Name:	Plan:	Reliant Pharmaceuticals, Inc. 2007 Incentive Award Plan
(“Participant”)
Grant:
Address:		(the ”Restricted Stock”)

Grant Date:

1. Grant:  Effective on the Grant Date, you have been granted the number of shares of Restricted Stock set forth above by Reliant Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in accordance with the provisions of the Reliant Pharmaceuticals, Inc. 2007 Incentive Award Plan (as amended from time to time, the “Plan”) and subject to the restrictions, terms and conditions set forth herein.

2. Vesting:  Until vested, the shares of Restricted Stock may not be transferred and shall be subject to forfeiture as provided in this Agreement. The Restricted Stock shall be vested and no longer subject to the restrictions of and forfeiture under this Agreement on the earliest to occur of (i) the date you are not reappointed or re-elected as a member of the Board of Directors of the Company (the “Board”) for reasons other than Cause, (ii) your death, (iii) a Change of Control or (iv) the decision of the Committee to vest all or any portion of the Restricted Stock granted under this Agreement.

3. Forfeiture:  In the event of (i) your not being reappointed to the Board by reason of Cause, (ii) your resignation from the Board or (iii) the termination of your Board service for Cause, your right to vest in the Restricted Stock under this Agreement will terminate and any unvested shares of Restricted Stock will be forfeited effective on such date.

4. Nontransferable:  The Restricted Stock or any interest or right therein or part thereof may not be disposed of by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), until the date you are no longer a member of the Board of Directors of the Company or upon a Change of Control, and any attempted disposition prior thereto shall be null and void and of no effect. The foregoing notwithstanding, transfers of the Restricted Stock may be permitted for estate planning purposes with the prior written consent of the Committee and subject in each case to the provisions of the Plan and the same restrictions and forfeiture provisions under this Agreement that the Restricted Stock had in your hands (the initial recipient of the Restricted Stock Award).

5. Dividends/Voting:  You will be entitled to receive all dividends paid on and will be entitled to vote the shares of Restricted Stock.

6. Certificates:  The Company shall cause the Restricted Stock to be issued and a stock certificate or certificates representing the Restricted Stock to be registered in your name or held in book entry form promptly upon execution of this Agreement, but if a stock certificate or certificates are issued, they shall be delivered to, and held in custody by the Company until the shares of Restricted Stock become transferable. If issued, each such certificate will bear the following legend:

The shares of stock represented by this certificate are subject to forfeiture and other restrictions against transfer contained in the Reliant Pharmaceuticals, Inc. 2007 Incentive Award Plan and a Restricted Stock Award Agreement, entered into between the registered owner of such shares and Reliant Pharmaceuticals, Inc. A copy of the Agreement is on file in the office of the Secretary of Reliant Pharmaceuticals, Inc. 110 Allen Road, Liberty Corner, New Jersey 07938.

In addition, any such certificates will bear the legends required by the Stockholders’ Agreement.

7. Lock-Up Period:  You agree that if so requested by the Company (or any successor thereto) or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, you will not sell or otherwise transfer any Stock or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

8. Agreement of Participant:  You, without further action on your part, by execution of this Agreement agree to be deemed a party to, a signatory of and bound by the Stockholders’ Agreement dated April 1, 2004 (as amended from time to time, the “Stockholders’ Agreement”), and the Stock shall be subject to such rights and restrictions as contained therein. You acknowledge that you have received, read and understood the Plan, this Restricted Stock Agreement and the Stockholders’ Agreement, and are familiar with the terms and provisions of each. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

9. No Other Rights:  The grant of a Restricted Stock Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award of Restricted Stock or benefits in lieu of Restricted Stock in the future. Future awards of Restricted Stock, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of shares and vesting provisions.

10. Miscellaneous:  This Restricted Stock Award is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan has been introduced voluntarily by the Company, is discretionary in nature, and in accordance with the provisions of the Plan may be amended, cancelled or terminated by the Company, in its sole discretion, at any time. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

COMPANY:	PARTICIPANT:

RELIANT PHARMACEUTICALS, INC.

By:
Print Name:
Its:

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